Exhibit 10.29
Private & Confidential
Ian Brown
Crossfield
Priest Lane
Mottram St Andrew
SK10 4QL
2 July 2022
Dear Ian,
I am delighted to confirm the terms of your appointment with Hestview Limited (the "Company") as Chief
Executive Officer, UK, and Ireland, reporting to the Chief Executive Officer, Flutter Entertainment
plc. ("Flutter") This offer is in line with the initial offer letter signed on 29 June 2022.
Subject to the final employment checks as set out in this letter, your appointment to the role of CEO, UK&I will commence on 5 September 2022. The remuneration package is as outlined below:
You will be homebased but will travel as required in the performance of your duties (including, without limitation, to Leeds, Hammersmith, and Dublin).
1.Base Salary: Your annual base salary will be £700,000 (seven hundred thousand pounds) per annum, payable in arrears in twelve equal monthly instalments.
2.Notice Period: Your employment is terminable on not less than 12 (twelve) months’ written notice by either party.
3.Annual Bonus and deferred shares: You will be eligible to participate in the Company’s discretionary
Deferred Share Incentive Plan ("DSIP") which provides for a total targeted annual bonus of 150% of basic salary for achievement of target performance with a maximum opportunity of 200% for achievement of maximum performance. The measures and associated targets will be set on an annual basis, and you will initially participate in the UK&I divisional bonus plan.
Annual bonus entitlement for the financial year in which your employment starts will be reduced on a pro-rata basis, based on the period you were employed with the Company during the relevant year relative to the whole financial year.
One-third of any bonus earned is deferred into an award over Flutter shares ("deferred shares"), of which
50% vests after 1 year and the other 50% vests after 2 years, starting on the date of the award of the deferred shares. The vesting of deferred shares is normally subject to you being in employment on the date of vesting.
Any benefit awarded under the DSIP is entirely at the Company's discretion and is dependent on the
Flutter Entertainment plc is a public company limited by shares. Registered Office:
Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, Ireland.
www.flutter.com
Directors: G. McGann (Chairman), P. Jackson (Chief Executive Officer) (UK), J. Hill (Chief Financial Officer) (UK), Z. Byng-Thorne (UK), N. Cruickshank (UK), N. Dubuc (U.S.), R. Flint (UK), A.Higginson
(UK), A.F. Hurley (U.S.), H. Keller Koeppel (U.S.), D. Lazzarato (Canada), C. Lennon, A. Rafiq (U.S.), M. Turner (Canada)
Registered in Dublin, Ireland no. 16956
company bonus plan rules in place at the time. You will only be eligible to receive a discretionary bonus if you are in the Company’s employment at the date of payment and have not given or received notice to terminate your employment. You have no contractual entitlement to receive a bonus, and payment of a bonus in any year does not give rise to any obligation on the Company to make a payment in any subsequent or future year. The Company has the right to withdraw or vary the bonus at any time.
That part of your annual bonus that is not deferred into an award over deferred shares shall be paid to you via your employing Company's payroll, less statutory deductions for income tax and National
Insurance contributions (or their equivalent).
4.LRSI award: You will be eligible to receive a Leadership Restricted Share Incentive (“LRSI”) award over Flutter Entertainment plc shares ("Flutter Shares"). This award will be granted under and subject to the rules of the Flutter Entertainment plc Restricted Share Plan (“RSP”). Under the RSP, for 2022, you
will receive an LRSI award over Flutter Shares that has an aggregate market value on grant (rounded down to the nearest whole share) equivalent to 150% of your base salary as at that time (your "core
LRSI award"). The grant of the core LRSI award, in any given year, is subject to you being an employee
(and not being under notice of termination, for any reason) on the proposed date of grant. The core LRSI award for 2022 will normally vest on 1 October 2025 subject to you being in employment within the
Flutter group of companies at that time.
In addition, you have the opportunity for the total number of Flutter Shares over which your core LRSI award was granted to be increased through the application of a performance multiplier (the
"Multiplier"). The Multiplier may increase the total number of Flutter Shares held under your core LRSI by up to an additional 0.5 times, meaning your maximum 2022 LRSI opportunity will be over Flutter
Shares worth up to 225% of base salary as at the time of grant. The Multiplier for the 2022 LRSI is based on Flutter's Total Shareholder Return performance relative to a FTSE 100 peer group. Following measurement of performance conditions, any upside will be communicated to you and applied to your
LRSI outturn.
Following the grant you will receive a confirmation letter providing further detail of this award.
You have no contractual entitlement to receive an LRSI award and an award in any year does not give rise to any obligation on the Company to make an award in any subsequent or future year.
5.Restricted Share Award: You will be granted a joining award (known as a "Restricted Share Award")
under the Flutter Entertainment plc 2022 Supplementary Restricted Share Plan (the "Supplementary
RSP") over a whole number of Flutter Shares (rounded down to the nearest whole share) that have an aggregate market value on the date of grant of the award (as determined by the Remuneration
Committee) equal to but not greater than £5,000,000 (five million pounds). This Restricted Share Award will not be subject to any performance conditions and will normally vest under the rules of the
Supplementary RSP in four equal instalments on 1 October 2023, 1 October 2024, 1 October 2025, and
1 October 2026, subject to you being employed by the Company on the relevant vesting date.
6.Performance Share Award: In addition to and while the Restricted Share Award is granted to you, you will be granted a further joining award under the Supplementary RSP over the same number of
Flutter Shares over which your Restricted Share Award has been granted. This award shall be known as the Performance Share Award and will normally vest under the rules of the Supplementary RSP in four equal instalments on 31 March 2024, 31 March 2025, 31 March 2026 and 31 March 2027 , subject to the satisfaction of performance conditions and you being employed by the Company on the relevant vesting date. Separate performance conditions and targets will apply to each tranche of your Performance Share
Award . It is currently intended that these performance conditions (and the period over which they will be measured) will be set and determined by the CEO of Flutter and communicated to you by no later than
31 March in the year immediately preceding the normal vesting date.
7.\Grant and structure of equity awards: LRSI awards, Restricted Share Awards and Performance Shares
Awards (together "Awards") shall be structured and granted as nil-cost options. Your initial LRSI award for 2022 and the Restricted Share Award and Performance Shares Award will be granted as soon as reasonably practicable after your employment has started provided that you remain employed and are not under notice of termination of employment for any reason (given or received) on the proposed grant date and subject to any restrictions on dealings in shares imposed under the Company's dealing code or the restrictions on dealings in securities in the EU Market Abuse Regulations. The number of Flutter Shares awarded under each Award shall be determined by reference to the average of the highest and lowest sale prices for a Flutter Share, over the three dealing days immediately prior to the date of grant of an Award.
The Restricted Share Award and Performance Share Award are both one-off and limited to the year of your joining.
8.Shareholding Guideline: As outlined in clause 13 of your service agreement, you are required to acquire and retain Flutter Shares with a market value of at least one times your base salary. This shareholding requirement can be built up over a 5-year period starting on the date of commencement of your employment and the acquisition of these Flutter Shares can be through the vesting of your DSIP,
LRSI, Restricted Share Awards or Performance Share Awards . You will be required to retain a minimum of 50% of any post-tax vested awards until this shareholding requirement has been met. The
Board of Directors and Remuneration Committee shall consider and have regard to your progress and achievement towards satisfying the shareholding guidelines when it considers whether you should participate in the LRSI (or any other employees' share scheme operated by Flutter) in the future and the value of any awards.
9.YPO fees: We will reimburse your annual YPO fees, which are estimated to be in the region of
£10,000 per annum.
10.Pension: You will be entitled to a pension contribution from the Company of 10% of basic salary, which may be paid into the Company scheme or taken as a cash supplement (subject to the usual statutory deductions).
11.Holiday: You will be eligible to receive uncapped holiday in accordance with the Company's
Uncapped Holiday Allowance Policy.
12.Insurance Benefits: You will receive insurance benefits as provided to other Senior Executives, currently including private health care for you and your dependants, life insurance and income protection.
These benefits are provided subject to your age or health not being such as to prevent cover being obtained without exceptional conditions or unusually high premiums.
13.Tax deductions and withholding: All payments made to you and benefits provided to you will be subject to required deductions and withholdings under UK PAYE requirements and your agreement to indemnify your employer and any member of the Flutter group of companies in accordance with the rules of the DSIP, RSP and Supplementary RSP. You acknowledge and agree that to the extent additional income tax arises in respect of the performance of your duties (including without limitation in the Republic of Ireland) you will be responsible and liable for the payment of such taxes and you will not be eligible to benefit under any tax equalisation arrangements, although the Company will assist you by facilitating the payment by you of any tax due to the relevant tax authorities in any applicable jurisdiction.
14.Tax advice: You will be eligible to speak to our appointed tax advisor to discuss the personal tax implications of this offer at the point that this offer is made.
This offer is made subject to completion of Flutter's employment checks for Senior Executives including the receipt of satisfactory references, as well as satisfactory right to work checks.
I am looking forward to working with you.
Yours sincerely,
/s/ Phil Bishop
Phil Bishop
Chief People Officer
Flutter Entertainment plc